UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PARATEK PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A filing consists of communications from Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to the Company’s stockholders relating to the Agreement and Plan of Merger, dated June 6, 2023, by and among the Company, Resistance Acquisition, Inc., a Delaware corporation (“Parent”) and Resistance Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Agreement”).

The following communication was first mailed to stockholders from the Company on or about September 12, 2023:

FOURTH REMINDER - TAKE ACTION AND PROTECT YOUR INVESTMENT PARATEK PHARMACEUTICALS IF THE TRANSACTION IS NOT APPROVED YOUR INVESTMENT IN PARATEK IS AT RISK As you may know, Paratek Pharmaceuticals, Inc. (“Paratek”) previously announced a definitive agreement to be acquired by Gurnet Point Capital (“Gurnet Point”) and Novo Holdings A/S (“Novo Holdings”). The consequences of failing to approve the transaction, and leaving Paratek as a standalone company, will create near term liquidity needs and would likely result in substantial dilution of ALL stockholders or risk of bankruptcy. Join other Paratek stockholders in voting FOR the transaction. If you do not vote, it has the same effect as voting against the transaction. Time is running out - Vote your shares online today to ensure they are received in time. THE DEADLINE FOR YOUR ONLINE VOTE TO BE RECEIVED IS 11:59 PM ET ON SEPTEMBER 17, 2023. If the transaction is approved, stockholders will receive both an immediate cash payment of $2.15 per share plus a contingent value right of $0.85 per share payable upon the achievement of a net sales threshold for NUZYRA, representing an aggregate potential total value of $3.00 per share. The upfront cash payment at the closing of the transaction represents a premium of 41% over the closing price of our common stock as of May 31, 2023’. Every vote is important, no matter how many shares you own. Please vote your proxy today “FOR” the transaction. For Assistance in Voting Your Proxy, Please Contact Our Proxy Solicitor Morrow Sodali LLC Today at +1 (800) 662-5200 (toll-free in North America) +1 (203) 658-9400 (collect outside of North America) PRTK@info.morrowsodali.com ‘The last full trading day prior to market speculation regarding a potential sale of Paratek.

FOURTH REMINDER - TAKE ACTION AND PROTECT YOUR INVESTMENT

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of Paratek Pharmaceuticals, Inc. (the "Company") and members of its senior management team and can typically be identified by words such as "believe," "expect," "estimate," "predict," "target," "potential," "likely," "continue," "ongoing," "could," "should," "intend," "may," "might," "plan," "seek," "anticipate," "project" and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, similar transactions, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company's business; the commercial success of the Company's products; the timing of and receipt of filings and approvals relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the merger; uncertainties as to how many of the Company's stockholders will vote their stock in favor of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, dated as of June 6, 2023, among the Company, Resistance Merger Sub, Inc. ("Merger Sub") and Resistance Acquisition, Inc. (the "Merger Agreement"), including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure stockholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management's attention from the Company's ongoing business operations or otherwise disrupt the Company's ongoing business operations; changes in the Company's businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company's ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; the Company's ability to continue as a going concern; the Company's ability to maintain or expand regulatory approvals or commercialize the Company's products; the results of any ongoing or future clinical trials may not satisfy U.S. or non-U.S. regulatory authorities; the regulatory approval process is expensive, time consuming and uncertain; the Company's dependence on the commercialize success of NUZYRA and, to a lesser extent, SEYSARA; the Company's dependence on funding from BARDA; the Company's substantial indebtedness; risk associated with litigation; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of the Company by Merger Sub. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the "SEC") on August 2, 2023 (the "Proxy Statement"). The Company mailed or otherwise provided the definitive proxy statement to its stockholders in connection with the proposed transaction on or about August 2, 2023. The Company and affiliates of the Company have jointly filed a transaction statement on Schedule 13e-3 (the "Schedule 13e-3"). The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a stockholder meeting of the Company to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Stockholders may obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at www.paratekpharma.com/investor-relations copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, dated as of June 6, 2023, among the Company, Merger Sub and Resistance Acquisition, Inc., which contains the full terms and conditions of the proposed transaction.

PARATEK
PHARMACEUTICALS